                                     EXHIBIT 11

                                     MARION MERRELL DOW INC. AND SUBSIDIARIES
                                Exhibit 11-Computation of Earnings per Common and
                                             Common Equivalent Share
                                (Millions of Dollars, Except for Per Share Data)

                                                                              Year Ended December 31
                                                                -------------------------------------------------
                                                                 1994       1993       1992       1991      1990
- -----------------------------------------------------------------------------------------------------------------
PRIMARY:
Net income                                                      $ 438      $ 362      $ 706      $ 585     $ 487
Dividends on preferred shares, net of income tax benefits          (5)        (5)        (6)        (5)       (3)
                                                                 ----      -----       ----       ----      ----
Net income - common stockholders                                $ 433      $ 357      $ 700      $ 580     $ 484
                                                                 ====       ====       ====       ====      ====

Weighted average number of outstanding common shares              275        274        276        276       278
Number of common shares issuable assuming exercise of
  stock options                                                     2          0          1          3         1
                                                                 ----       ----       ----       ----      ----
Weighted average number of outstanding common and
  common equivalent shares                                        277        274        277        279       279
                                                                 ====       ====       ====       ====      ====

Net income - common stockholders                                $ 433      $ 357      $ 700      $ 580     $ 484
Divided by the weighted average number of outstanding
  common and common equivalent shares                             277        274        277        279       279
                                                                 ----       ----       ----       ----      ----
Earnings per common and common
  equivalent share - primary <1>                                $1.56      $1.30      $2.53      $2.08     $1.73
                                                                 ====       ====       ====       ====      ====

<F1> Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common share equivalents.

                                        MARION MERRELL DOW INC. AND SUBSIDIARIES
                                   Exhibit 11-Computation of Earnings Per Common and
                                                Common Equivalent Share
                                   (Millions of Dollars, Except for Per Share Data)

                                                                            Year Ended December 31
                                                                ----------------------------------------------
                                                                 1994      1993      1992      1991      1990
- --------------------------------------------------------------------------------------------------------------
FULLY DILUTED:
Net income                                                      $ 438     $ 362     $ 706     $ 585     $ 487
Less ASOP contribution assumed to be required if
  preferred shares are converted into common shares,
  net of income tax benefits                                        (5)      (5)       (6)       (5)       (3)
As if converted common stock dividends on
  preferred stock                                                    3        3         3         3         -
Income tax benefits on common share dividends                        -        -         -         -         -
                                                                  ----      ----      ----     ----      ----
Net income - common stockholders                                 $ 436     $ 360     $ 703    $ 583     $ 484
                                                                  ====      ====      ====     ====      ====

Weighted average number of outstanding common shares               275       274       276      276       278
Number of common shares issuable assuming exercise of
  stock options                                                      2         -         1        3         3

Number of common shares issuable assuming conversion
  of preferred shares                                                1         4         3        3         1
                                                                  ----      ----      ----     ----      ----

Weighted average number of outstanding common and
  common equivalent shares - assuming full dilution                278       278       280      282       282
                                                                  ====      ====      ====     ====      ====

Net income - common stockholders                                 $ 436     $ 360     $ 703    $ 583     $ 484
Divided by the weighted average number of outstanding
  common and common equivalent shares -
  assuming full dilution                                           278       278       280      282       282
                                                                  ----      ----      ----     ----      ----

Earnings per common share - assuming full
  dilution <F1>                                                  $1.57     $1.30     $2.51    $2.07     $1.72
                                                                  ====      ====      ====     ====      ====

<F1> Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common share equivalents.